UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 24, 2012

CREXUS INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 24, 2012, CreXus Investment Corp. (“CreXus” or the “Company”) held its Annual Meeting in New York, New York for the purpose of: (i) electing one Class III director to serve on the Board until the 2015 Annual Meeting of Stockholders; (ii) approving of a non-binding advisory resolution on our executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The total number of shares of common stock entitled to vote at the Annual Meeting was 76,620,112, of which 69,775,958 shares, or 91.07%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of one Class III director to serve on the Board until the 2015 Annual Meeting of Stockholders.

Director	Votes Received	Votes Withheld	Broker Non-Votes
Ronald Kazel	44,301,488	5,092,439	20,382,031
The Class III director nominee was elected.  The continuing directors of the Company are Patrick Corcoran, Nancy Jo Kuestner, Robert Eastep and Kevin Riordan.

Proposal 2.  A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
47,781,452	1,298,715	313,760	20,382,031

Proposal 3.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2012 fiscal year.

For	Against	Abstentions
69,372,431	313,549	89,978

Further information regarding these proposals is set forth in CreXus’ definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2012.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

By:	/s/ Daniel Wickey
Name: Daniel Wickey
Title: Chief Financial Officer

Date: May 24, 2012